Exhibit 99.1

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2010 and 2009
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

Net revenues	$1,824.0	$1,848.2	$7,368.9	$7,455.2

Operating costs and expenses:
Cost of services	1,080.4	1,070.3	4,317.2	4,321.5
Selling, general and administrative	431.0	432.9	1,707.7	1,747.6
Amortization of intangible assets	10.7	9.5	39.2	37.1
Other operating expense (income), net	7.7	5.1	9.3	(10.1)

Total operating costs and expenses	1,529.8	1,517.8	6,073.4	6,096.1

Operating income	294.2	330.4	1,295.5	1,359.1

Other income (expense):
Interest expense, net	(37.6)	(34.8)	(146.1)	(144.1)
Equity earnings in unconsolidated joint ventures	7.0	7.7	29.6	33.3
Other income (expense), net	3.3	(11.0)	5.3	(20.4)

Total non-operating expenses, net	(27.3)	(38.1)	(111.2)	(131.2)

Income from continuing operations before taxes	266.9	292.3	1,184.3	1,227.9
Income tax expense	91.6	101.5	425.5	460.4

Income from continuing operations	175.3	190.8	758.8	767.5
Loss from discontinued operations, net of taxes	(1.1)	(0.2)	(1.8)	(1.3)

Net income	174.2	190.6	757.0	766.2
Less: Net income attributable to noncontrolling interests	8.5	9.0	36.1	37.1

Net income attributable to Quest Diagnostics	$165.7	$181.6	$720.9	$729.1

Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$166.8	$181.8	$722.7	$730.4
Loss from discontinued operations, net of taxes	(1.1)	(0.2)	(1.8)	(1.3)

Net income	$165.7	$181.6	$720.9	$729.1

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$0.97	$0.98	$4.09	$3.92
Loss from discontinued operations	(0.01)	—	(0.01)	(0.01)

Net income	$0.96	$0.98	$4.08	$3.91

Earnings per share attributable to Quest Diagnostics’ common stockholders – diluted:
Income from continuing operations	$0.97	$0.97	$4.06	$3.88
Loss from discontinued operations	(0.01)	—	(0.01)	(0.01)

Net income	$0.96	$0.97	$4.05	$3.87

Weighted average common shares outstanding:
Basic	170.4	184.0	175.7	185.9
Diluted	171.8	186.3	177.3	187.8

Operating income as a percentage of net revenues	16.1%	17.9%	17.6%	18.2%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
December 31, 2010 and 2009
(in millions, except per share data)

	December 31, 2010	December 31, 2009

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$449.3	$534.3
Accounts receivable, net	845.3	827.3
Inventories	76.6	91.4
Deferred income taxes	142.5	131.8
Prepaid expenses and other current assets	91.7	94.6

Total current assets	1,605.4	1,679.4
Property, plant and equipment, net	834.4	825.9
Goodwill, net	5,101.9	5,083.9
Intangible assets, net	796.4	823.7
Other assets	189.5	150.7

Total assets	$8,527.6	$8,563.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$865.3	$888.7
Current portion of long-term debt	349.0	170.5

Total current liabilities	1,214.3	1,059.2
Long-term debt	2,641.2	2,936.8
Other liabilities	618.1	556.2
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized at both December 31, 2010 and 2009; 214.2 shares and 214.1 shares issued at December 31, 2010 and 2009, respectively	2.1	2.1
Additional paid-in capital	2,311.4	2,302.4
Retained earnings	3,867.4	3,216.6
Accumulated other comprehensive income (loss)	10.6	(21.0)
Treasury stock, at cost; 43.5 shares and 30.8 shares at December 31, 2010 and 2009, respectively	(2,158.1)	(1,510.5)

Total Quest Diagnostics stockholders’ equity	4,033.4	3,989.6
Noncontrolling interests	20.6	21.8

Total stockholders’ equity	4,054.0	4,011.4

Total liabilities and stockholders’ equity	$8,527.6	$8,563.6

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2010 and 2009
(in millions)
(unaudited)

	Twelve Months Ended December 31,

	2010	2009

Cash flows from operating activities:
Net income	$757.0	$766.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	254.0	256.7
Provision for doubtful accounts	291.7	321.0
Deferred income tax (benefit) provision	(18.9)	83.1
Stock-based compensation expense	53.9	75.1
Excess tax benefits from stock-based compensation arrangements	(0.9)	(5.5)
Other, net	23.0	29.7
Changes in operating assets and liabilities:
Accounts receivable	(309.9)	(314.1)
Accounts payable and accrued expenses	18.2	56.6
Settlement and other special charges	—	(314.4)
Income taxes payable	33.7	21.2
Other assets and liabilities, net	16.2	21.8

Net cash provided by operating activities	1,118.0	997.4

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(18.3)
Capital expenditures	(205.4)	(166.9)
Increase in investments and other assets	(11.1)	(10.7)

Net cash used in investing activities	(216.5)	(195.9)

Cash flows from financing activities:
Proceeds from borrowings	—	1,245.5
Repayments of debt	(169.5)	(1,218.5)
Purchases of treasury stock	(750.0)	(500.0)
Exercise of stock options	48.5	87.1
Excess tax benefits from stock-based compensation arrangements	0.9	5.5
Dividends paid	(71.3)	(74.7)
Distributions to noncontrolling interests	(36.7)	(35.5)
Other financing activities	(8.4)	(30.5)

Net cash used in financing activities	(986.5)	(521.1)

Net change in cash and cash equivalents	(85.0)	280.4
Cash and cash equivalents, beginning of period	534.3	253.9

Cash and cash equivalents, end of period	$449.3	$534.3

Cash paid during the period for:
Interest	$139.8	$146.4
Income taxes	$421.9	$362.5

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2010	2009	2010	2009

	(in millions, except per share data)
Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$166.8	$181.8	$722.7	$730.4
Loss from discontinued operations, net of taxes	(1.1)	(0.2)	(1.8)	(1.3)

Net income available to common stockholders	$165.7	$181.6	$720.9	$729.1

Income from continuing operations	$166.8	$181.8	$722.7	$730.4
Less: Earnings allocated to participating securities	(0.9)	(0.7)	(3.4)	(2.3)

Earnings available to Quest Diagnostics’ common stockholders – basic and diluted	$165.9	$181.1	$719.3	$728.1

Weighted average common shares outstanding - basic	170.4	184.0	175.7	185.9

Effect of dilutive securities:
Stock options and performance share units	1.4	2.3	1.6	1.9

Weighted average common shares outstanding - diluted	171.8	186.3	177.3	187.8

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$0.97	$0.98	$4.09	$3.92
Loss from discontinued operations	(0.01)	—	(0.01)	(0.01)

Net income	$0.96	$0.98	$4.08	$3.91

Earnings per share attributable to Quest Diagnostics’ common stockholders - diluted:
Income from continuing operations	$0.97	$0.97	$4.06	$3.88
Loss from discontinued operations	(0.01)	—	(0.01)	(0.01)

Net income	$0.96	$0.97	$4.05	$3.87

2)

Results for the three months ended December 31, 2010 include $9.6 million of pre-tax charges, or $0.03 per diluted share, principally associated with workforce reductions. Of these costs, $1.9 million and $7.7 million, respectively, were included in cost of services and selling, general and administrative expenses. Results for the twelve months ended December 31, 2010 include $27.0 million of pre-tax charges, or $0.09 per diluted share, principally associated with workforce reductions. Of these costs, $6.4 million and $20.6 million, respectively, were included in cost of services and selling, general and administrative expenses. Results for the three and twelve months ended December 31, 2010 also include a $9.6 million pre-tax charge, or $0.03 per diluted share, associated with the settlement of employee litigation, which is included in other operating expense (income), net. In addition, we estimate that the impact of severe weather in the first quarter of 2010 adversely affected the comparison of operating income for the twelve months ended December 31, 2010 to the prior year by $14.3 million, or $0.05 per diluted share. Results for the three and twelve months ended December 31, 2010 also include benefits of $0.05 per diluted share and $0.12 per diluted share, respectively, primarily associated with the resolution of certain tax contingencies.

Results for the three months ended December 31, 2009 include $12.9 million of pre-tax charges, or $0.04 per diluted share, associated with the early extinguishment of debt, offset by a benefit of $0.04 per diluted share associated with certain non-recurring tax benefits. Results for the twelve months ended December 31, 2009 include pre-tax charges of $20.4 million, or $0.07 per diluted share, associated with the early extinguishment of debt and $7.0 million, or $0.02 per diluted share, associated with the write-down of an investment. These charges were partially offset by a $15.5 million gain, or $0.05 per diluted share, associated with an insurance settlement for storm-related losses, which was included in other operating expense (income), net.

3)

Other income (expense), net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the three and twelve months ended December 31, 2010, other income (expense), net includes gains of $3.3 million and $5.7 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. A corresponding and offsetting adjustment is also recorded to the deferred compensation obligation to reflect investment gains and losses earned by the employee. Such adjustments to the deferred compensation obligation are recorded in earnings principally within selling, general and administrative expenses and offset the amount of investment gains and losses recorded in other income (expense), net.

For the three months ended December 31, 2009, other income (expense), net includes $12.9 million of pre-tax charges associated with the early extinguishment of debt, offset by gains of $2.0 million associated with investments held in trusts pursuant to our supplemental deferred compensation plans. For the twelve months ended December 31, 2009, other income (expense), net includes $20.4 million of pre-tax charges associated with the early extinguishment of debt and a $7.0 million charge associated with the write-down of an investment, partially offset by gains of $8.4 million associated with investments held in trusts pursuant to our supplemental deferred compensation plans.

4)

For the three months ended December 31, 2010, the Company did not repurchase any shares of its common stock. For the twelve months ended December 31, 2010, the Company repurchased 14.7 million shares of its common stock at an average price of $51.04 per share for $750 million. In January 2011, our Board of Directors authorized $750 million of additional share repurchases, bringing the total available under share repurchase authorizations to $1 billion. For the three and twelve months ended December 31, 2010, the Company reissued 0.3 million shares and 2.1 million shares, respectively, for employee benefit plans.

5)

For the twelve months ended December 31, 2009, cash flows from operating activities includes payments primarily made in the second quarter of 2009 totaling $314 million in connection with the NID settlement, $208 million net of an associated reduction in estimated tax payments.